EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our ten reports and all references to our Firm included in this registration statement on Form S-1 (No.333-35449) filed by TRIAD Medical Inc.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Houston, Texas
November 28, 1997